                                                                     Exhibit 3.2

                              TELESAT HOLDING INC.

                                  BY-LAW NO. 1

                   A by-law to regulate generally the business
                         and affairs of the Corporation

                                     PART 1

                                  SHAREHOLDERS

SECTION 1.01 MEETINGS - Subject to the laws governing the Corporation, meetings of shareholders of the Corporation may be held at such place and at such time as the directors, the Chairman of the Board (if any) or the President (if a director) shall determine.

SECTION 1.02 NOTICE OF MEETINGS - Notice of the time and place of a meeting of shareholders shall be sent not less than 21 days nor more than 50 days before the meeting to each shareholder entitled to vote at the meeting, to each director and to the auditors of the Corporation, if any. Where there is more than one person registered as a shareholder in respect of any share or shares, such notice may be given to whichever of such persons is named first in the securities register of the Corporation and any notice so given shall be sufficient notice to all of them. In the event that it is impossible or impracticable for any reason whatsoever to give notice as otherwise permitted under the laws governing the Corporation, notice may be given by advertisement published once in a newspaper in such cities or places as the directors may from time to time determine.

SECTION 1.03 QUORUM - Except as otherwise provided in the Articles of the Corporation, the holders present in person or by proxy of not less than 10% of the outstanding shares of the Corporation entitled to be voted at a meeting of shareholders shall constitute a quorum.

SECTION 1.04 PRESIDING OFFICER - The Chairman of the Board (if any) or, in his absence, the President (if a director) or, in his absence, any other officer who is a director or, in the absence all of them, any Vice-President, shall preside at any meeting of the shareholders. If all of the foregoing officers be absent, the persons present and entitled to vote at said meeting shall choose one of their number to act as chairman of the meeting.

SECTION 1.05 PROCEDURE AT MEETINGS - The chairman of any meeting of shareholders shall conduct the meeting and shall determine the procedure thereof in all respects. His decision on all matters or things, including but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy, shall be conclusive and binding upon the meeting.

SECTION 1.06 PERSONS ENTITLED TO BE PRESENT - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditors and others who, although not entitled to vote, are entitled or required under the laws governing the Corporation

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or the Articles of the Corporation to be present at the meeting. Any other person may be admitted by permission of the chairman of the meeting or with the consent of the meeting.

SECTION 1.07 VOTING - Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and, in case of an equality of votes, the chairman of the meeting shall, both on a show of hands and at a poll, have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder or proxy nominee.

SECTION 1.08 ADDRESSES OF SHAREHOLDERS - Every shareholder shall furnish to the Corporation an address to which all notices and documents intended for the shareholder shall be sent. If the shareholder fails to furnish such an address, any officer may insert or cause to be inserted in the records of the Corporation such address as may be considered to be the most likely to result in the notice or document reaching the shareholder. Such officer may change or cause to be changed the address of any shareholder in accordance with any information believed by him to be reliable.

                                     PART 2

                                    DIRECTORS

SECTION 2.01 ELECTION AND TERM OF OFFICE - The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting or until their respective successors are elected.

SECTION 2.02 TIME, PLACE AND NOTICE OF MEETINGS - As soon as may be practicable after the annual meeting of shareholders in each year, a meeting of such of the newly elected directors as are then present may be held, without notice, provided that they shall constitute a quorum, for the appointment of officers of the Corporation and the transaction of such other business as may come before the meeting.

Subject to the provisions of any resolution of the directors, (1) meetings of the directors may be called at any time by or by order of the Chairman of the Board, the President (if a director) any other officer who is a director or any two directors and (2) notice of the time and place of each meeting of the directors shall be delivered, mailed, or communicated by telephone or any other facilities to each director at his latest address as shown in the records of the Corporation at least 24 hours, excluding holidays, before the time fixed for the meeting, save that no notice shall be necessary if all the directors are present or if, either before or after the meeting is held, those absent waive notice.

SECTION 2.03 MEETINGS BY TELEPHONE - The directors may participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

SECTION 2.04 QUORUM AND VOTING - The directors may, from time to time, fix by resolution the

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quorum for meetings of the directors but unless so fixed a majority of directors shall constitute a quorum. At any meeting of the directors, any question shall be decided by a majority of the votes cast and, in the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

SECTION 2.05 PRESIDING OFFICER - Subject to the provisions of any resolution of the directors, the Chairman of the Board or, in his absence, the President (if a director) or, in the absence of all of them, any other officer who is a director or, in the absence also of any such officer, such director as the meeting shall select, shall act as chairman of the meeting.

                                     PART 3

                             EXECUTION OF DOCUMENTS

SECTION 3.01 - The directors may from time to time determine the officers or other persons by whom any documents of the Corporation shall be executed and the manner of execution thereof, including the use of facsimile reproduction of any or all signatures and the use of the corporate seal or a facsimile reproduction thereof.

                                     PART 4

                                 EFFECTIVE DATE

SECTION 4.01 - EFFECTIVE DATE - This By-Law shall have effect from April 6,
2006.


-------------------------------------
Patricia A. Olah,
Corporate Secretary
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                              TELESAT HOLDING INC.
                               (the "Corporation")

                            ADMINISTRATIVE RESOLUTION

Section 1 - SEAL - A corporate seal which is in the form affixed immediately below be and it is hereby adopted as the corporate seal of the Corporation.

Section 2 - OFFICERS - The Officers of the Corporation and their respective titles, powers and duties shall be as follows:

Section 2.01 - ENUMERATION OF OFFICERS - The Officers of the Corporation shall be the Chairman of the Board, the President, the Vice-President(s), the Treasurer, the Secretary and any other person designated an Officer by a resolution of the Directors. The same person may hold more than one office.

Except for those who have to be elected, as provided in Section 2.02 of this Administrative Resolution, all Officers of the Corporation shall hold office until their successors are appointed subject always to resignation or to removal as provided in Section 2.07 of this Administrative Resolution.

Section 2.02 - CHAIRMAN OF THE BOARD AND PRESIDENT - The Directors shall from time to time elect from among themselves a Chairman of the Board who may but need not be the President.

Section 2.03 - POWERS AND DUTIES - The Chairman of the Board and the President shall have the powers and duties conferred upon each of them respectively by the by-laws of the Corporation and such other powers and duties as the Directors may from time to time determine.

Except where otherwise provided, during the absence or inability to act of the Chairman of the Board, his duties shall be performed and his powers shall be exercised by the President or, in the absence or inability to act of the latter, by any other Officer who is a Director or, in the absence or inability to act of any such other Officer, by such other person or persons as the Directors may at any time and from time to time for that purpose

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appoint. Any such appointment may be general in scope or may be limited to the duties and powers therein mentioned.

Except where otherwise provided, during the absence or inability to act of the President, his duties shall be performed and his powers shall be exercised by any other Officer who is a Director or in the absence or inability to act of any such other Officer by such other person or persons as the Directors may at any time and from time to time for that purpose appoint. Any such appointment may be general in scope or may be limited to the duties and powers therein mentioned.

Section 2.04 - VICE-PRESIDENTS - The Directors may from time to time appoint one or more Vice-Presidents, any one or more of whom may have the title of Vice-President coupled with a functional or other designation, all or any of whom may but need not be members of the Board of Directors.

Such Vice-Presidents shall perform such duties as shall from time to time be prescribed by the by-laws of the Corporation, by the Directors or by the Chairman of the Board.

Section 2.05 - SECRETARY AND ASSISTANT SECRETARIES - The Directors shall from time to time as may be required appoint a Secretary whose duty it shall be to attend meetings of the Shareholders and of Directors, to keep minutes of their proceedings and to make a proper record thereof in a book or books to be kept for that purpose. The Secretary shall attend to the giving and service of all notices required to be given by the Corporation. The Secretary shall keep and have charge of all books, registers, reports, certificates and other documents required by law to be kept or filed by the Corporation, responsibility for which has not been assigned to another person or other persons by the Directors or the Chairman of the Board.

The Secretary shall sign such contracts and other documents as require signature, and shall perform such other duties as appertain to the office of the Secretary and as shall from time to time be prescribed by the by-laws of the Corporation, by the Directors or by the Chairman of the Board.

With the approval of the Chairman of the Board, the Secretary may appoint one or more Assistant Secretaries to perform such of the Secretary's duties as may be assigned or, in the absence or inability to act of the Secretary, all or any of the duties of the Secretary.

Section 2.06 - TREASURER AND ASSISTANT TREASURERS - The Directors shall from time to time as may be required appoint a Treasurer who shall receive and have charge of all the funds, negotiable bonds and securities of the Corporation, and shall also deposit the funds to the credit of the Corporation only in such financial institutions as the Directors shall direct, and shall disburse the same under such regulations as the Board of Directors may from time to time adopt. He shall also keep complete and proper books of account and records covering all receipts and disbursements of cash and securities in his custody, which books shall be open at all times for inspection of the President or any member of the Board of Directors and for authorized audit. He shall also keep a record

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or records wherein shall be kept recorded the particulars required by law concerning the shareholders. He shall make such reports and perform such other duties as the Directors or the President may require. With the approval of the President he may appoint one or more Assistant Treasurers to perform such of the Treasurer's duties as may be assigned or, in the absence of the Treasurer, all or any of the duties of the Treasurer.

Section 2.07 - REMOVAL - The Directors, by an affirmative vote of the majority of the Board, may remove any or all of the Officers and may elect or appoint others in their place or places.

Section 3 - SHARE CERTIFICATES - Subject to law, and unless otherwise authorized by the Directors, certificates for shares of the Corporation shall be issued in accordance with the following rules and procedures:

(a) The certificates shall be in such form or forms as the Directors may from time to time approve;

(b) The certificates shall be signed by two persons, each of which is a Director or Officer; and

(c) It shall not be necessary to affix the corporate seal of the Corporation to any share certificate.

Section 4 - EXECUTION OF DOCUMENTS - Documents of the Corporation shall be executed as hereinafter provided, unless otherwise authorized by the Directors:

(a) All promissory notes, bonds, debentures, or securities issued by the Corporation shall be signed by an Officer or a Director. Interest coupons appertaining to such bonds or debentures shall be signed by the Treasurer or an Assistant Treasurer. If authorized by resolution of the Directors, the signature of an Officer and of the Secretary or an Assistant Secretary on any bonds, debentures or securities issued by the Corporation and the signature of the Treasurer or an Assistant Treasurer on any coupons appertaining thereto may be mechanically reproduced in facsimile. Such signatures shall for all purposes be deemed to be the signatures of the Officers or persons aforesaid and any bonds, debentures, securities or coupons so signed and issued shall be binding upon the Corporation notwithstanding that any person whose signature may have been so mechanically reproduced does not hold such office, or any other office in the Corporation, at the date when such bond, debenture, security or coupon is issued or presented for payment;

(b) All transfers or assignments of shares of stock, bonds or other securities held by the Corporation shall be signed by an Officer or a Director;

(c) All cheques or similar instruments drawn on the funds of the Corporation shall be signed by the Treasurer or by an Assistant Treasurer or by such Officer or Officers or person or persons as the Directors shall by resolution appoint or authorize to be

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     appointed in such manner as they shall designate in such resolution. If and to the extent authorized by resolution of the Directors the signature of the Treasurer or an Assistant Treasurer may be mechanically reproduced in facsimile on such cheques or similar instruments, such signatures shall for all purposes be deemed to be his signature and such cheques or similar instruments shall be valid and binding on the Corporation notwithstanding that the person whose signature may have been so mechanically reproduced is not the Treasurer or an Assistant Treasurer of the Corporation at the date when any such cheque or similar instrument is issued or presented for payment; and any Officer is hereby authorized to enter into such agreements with the Corporation's financial institutions as may be necessary to give effect to the foregoing;

(d) All cheques or similar instruments payable to the order of the Corporation shall be endorsed "for deposit only" and deposited to the credit of the Corporation in the financial institution or financial institutions designated by the Directors, such endorsement to be made by or under the authority of an Officer or any Assistant Treasurer;

(e) All other documents requiring the signature of the Corporation including without limitation undertakings, conveyances, deeds of sale, bills of sale, contracts, statutory declarations and discharges shall be signed by an Officer or a Director. The Directors shall have power from time to time by resolution to appoint any Officer or Officers or any person or persons to sign on behalf of the Corporation such documents generally or specific documents or classes of documents;

(f) The seal of the Corporation may, when required, be affixed by or at the direction of the Secretary or an Assistant Secretary to any of the documents referred to in Sections 4 and 5.

Section 5 - SHARES AND SECURITIES IN OTHER BODIES CORPORATE

(a) All shares or other securities held from time to time by the Corporation and carrying voting rights in any other body corporate may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities, as the case may be, of such other body corporate by or under the authority of any Director or as the Directors may from time to time authorize.

(b) The persons referred to in Section 5(a) may from time to time for such purpose execute and deliver for and on behalf of the Corporation such proxies and/or other evidence of the right of such designated person or persons to vote as may be required, and such document or documents so executed shall be conclusive evidence of such appointment.

(c) The persons referred to in Section 5(a) may from time to time execute resolutions in writing on behalf of the Corporation in respect of shares held by the Corporation in any other body corporate.

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Section 6 - FINANCIAL YEAR - The financial year of the Corporation shall be the calendar year.

Section 7 - COMMITTEES OF DIRECTORS - Until such time as other wise determined by the Directors, the Corporation shall have no committees of Directors.

Section 8 - INDEMNIFICATION OF DIRECTORS AND OFFICERS - Subject to the limitations contained in the Canada Business Corporations Act but without limit to the right of the Corporation to indemnify any person under the Canada Business Corporations Act or otherwise, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Section 9 - EFFECTIVE DATE - This Administrative Resolution shall have effect from April 6, 2006.

ADOPTED by the directors as of April 6, 2006.


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Patricia A. Olah,
Corporate Secretary